Exhibit 99.1

World Fuel Services Corporation to Host Fourth Quarter and Year-End 2011 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--February 9, 2012--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, February 23, 2012 at 5:00PM Eastern Time to discuss the company’s fourth quarter and year-end 2011 results, which it plans to release after the close of the market on the same date.

The live conference call will be accessible by telephone at (866) 393-6927 (within the United States and Canada) or (706) 902-3876 (International). Audio replay of the call will be available through March 8, 2012. The replay numbers are: (855) 859-2056 (within the United States and Canada) and (404) 537-3406 (International). The call ID is 50670930.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the company’s website two hours after the completion of the live call and will remain available until March 8, 2012.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Francis X. Shea
Executive Vice President & Chief Risk and Administrative Officer
305-428-8000